Spark Networks(R) Reports Fourth Quarter Revenue Growth of 27% behind 114% Increase in Other Affinity Networks Revenue

BEVERLY HILLS, CA -- (Marketwire - March 01, 2012) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the fourth quarter and full year ended December 31, 2011.

                                              Q4 2011       Full Year 2011
                                         ----------------  ----------------
Revenue                                  $   12.9 Million  $   48.5 Million
Contribution Margin                                    41%               47%
Net Loss                                 $    1.1 Million  $    1.6 Million
Net Loss Per Share                       $           0.05  $           0.08

"2011 was a year of many 'firsts' for us. Most notably, we objectively demonstrated Spark is more than just Jewish Networks with our Other Affinity Networks subscriber base cresting 100,000 and surpassing that of our Jewish Networks segment," said Greg Liberman, Spark's President and Chief Executive Officer. "The 78% increase in Other Affinity Networks revenue drove company-wide revenue up 19% for the year, the first time since 2006 we have grown annual revenue. And, that revenue growth was driven by an increase in subscribers, with company-wide average paying subscribers(1) up 21% for the year behind a 60% increase in Other Affinity Networks average paying subscribers."

"Not only am I pleased to report our full year results, but also another solid quarter, as company-wide revenue and average paying subscribers grew 27% and 32%, respectively, powered by Other Affinity Networks' 114% increase in revenue and 89% increase in average paying subscribers when compared to Q4 2010."

Financial Results
Revenue for the fourth quarter of 2011 was $12.9 million, an increase of 27% compared to $10.1 million for the fourth quarter of 2010, and an increase of 1% compared to $12.7 million in the prior quarter. Full year 2011 revenue was $48.5 million, a 19% increase compared to $40.9 million for full year 2010.

Contribution(2) for the fourth quarter of 2011 was $5.2 million, a decrease of 24% compared to $6.9 million for the fourth quarter of 2010, and a 15% decrease compared to $6.2 million in the prior quarter. Full year 2011 contribution was $22.8 million, a 24% decrease compared to $30.1 million for full year 2010.

Total cost and expenses for the fourth quarter of 2011 were $13.5 million, a 51% increase compared to $9.0 million in the fourth quarter of 2010, and a 7% increase compared to $12.7 million in the prior quarter. Full year total cost and expenses were $49.6 million, a 43% increase compared to $34.6 million for full year 2010.

Net loss for the fourth quarter of 2011 was $1.1 million, or $0.05 per share, compared to net income of $626,000 or $0.03 per share, for the fourth quarter of 2010 and a net loss of $238,000 or $0.01 per share for the prior quarter. Full year 2011 net loss was $1.6 million, or $0.08 per share, compared to net income of $3.7 million or $0.18 per share for full year 2010.

Adjusted EBITDA(3) for the fourth quarter of 2011 was $1.0 million, a decrease of 47% compared to $2.0 million for the fourth quarter of 2010, and an increase of 61% compared to $639,000 in the prior quarter. A 173% increase in Other Affinity Networks direct marketing expense accounted for a substantial portion of the decrease in year-over-year Adjusted EBITDA results. Full year 2011 Adjusted EBITDA was $2.6 million, a 72% decrease compared to $9.4 million for full year 2010.

Average paying subscribers for the Company, as a whole, in the fourth quarter of 2011 were 212,850, an increase of 32% compared to 160,744 for the fourth quarter of 2010 and a 3% increase compared to 206,099 for the prior quarter. Full year 2011 average paying subscribers were 196,850, a 21% increase compared to 162,311 for full year 2010.

Segment Reporting(4)

Fourth quarter 2011 revenue for Jewish Networks was $6.7 million, a decrease of 3% compared to $6.9 million in the fourth quarter of 2010 and flat compared to the prior quarter. Full year 2011 Jewish Networks revenue was $27.1 million, a decrease of 1% compared to $27.4 million for full year 2010.

Fourth quarter 2011 revenue for Other Affinity Networks was $5.9 million, an increase of 114% compared to $2.8 million in fourth quarter 2010, and an increase of 4% compared to $5.7 million in the prior quarter. Full year 2011 Other Affinity Networks revenue was $20.1 million, a 78% increase compared to $11.3 million for full year 2010.

Fourth quarter 2011 revenue for General Market Networks was $107,000, a decrease of 55% compared to $236,000 in fourth quarter 2010, and a 16% decrease compared to $127,000 in the prior quarter. Full year 2011 General Market Networks revenue was $578,000, a 51% decrease compared to $1.2 million for full year 2010.

Fourth quarter 2011 revenue for Offline & Other Businesses was $105,000, a decrease of 34% compared to $160,000 in fourth quarter 2010, and a 5% decrease compared to $111,000 in the prior quarter. Full year 2011 Offline & Other Businesses revenue was $772,000, a 20% decrease compared to $964,000 for full year 2010.

Average paying subscribers for Jewish Networks were 87,101 during the fourth quarter of 2011, a decrease of 3% compared to 89,723 in the fourth quarter of 2010, and a decrease of 2% compared to 88,976 in the prior quarter. Full year 2011 Jewish Networks average paying subscribers were 89,429, a decrease of 1% compared to 90,452 for full year 2010.

Average paying subscribers for Other Affinity Networks were 123,139 during the fourth quarter of 2011, an increase of 89% compared to 65,172 in the fourth quarter of 2010 and an increase of 8% compared to 113,972 in the prior quarter. Full year Other Affinity Networks average paying subscribers were 103,768, an increase of 60% compared to 64,851 for full year 2010.

Average paying subscribers for General Market Networks were 2,158 during the fourth quarter of 2011, a decrease of 58% compared to 5,174 in the fourth quarter of 2010, and a decrease of 20% compared to 2,702 in the prior quarter. Full year 2011 General Market Networks average paying subscribers were 3,138, a decrease of 50% compared to 6,328 for full year 2010.

Balance Sheet, Cash, Debt

As of December 31, 2011, the Company had cash and cash equivalents of $15.1 million, an increase of 8.7% compared to $13.9 million at December 31, 2010. As of December 31, 2011, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                         Spark Networks Q4 '11 Financial Results
Toll-Free (United States):          1-888-634-7543
International:                      1-719-325-2106
Passcode:                           1049461

Digital Replay through March 15, 2012:
Toll-Free (United States):          1-888-203-1112
International:                      1-719-457-0820
Passcode:                           1049461

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's Web site under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), ChristianMingle®.com (www.christianmingle.com) and SilverSingles®.com (www.silversingles.com).

(1) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one- time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from non-cash assets received in connection with a legal judgment.

(4) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com, ChristianMingle.com and SilverSingles.com. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

(Consolidated financial statements to follow)

                            SPARK NETWORKS, INC.
                               BALANCE SHEET
                     (in thousands, except share data)

                                                December 31,   December 31,
                                               -------------  -------------
                                                    2011           2010
                                               -------------  -------------
Assets

Current assets:
  Cash and cash equivalents                    $      15,106  $      13,901
  Restricted cash                                        958            996
  Accounts receivable                                  1,146            847
  Deferred tax asset - current                            44             43
  Prepaid expenses and other                           1,164            911
                                               -------------  -------------
    Total current assets                              18,418         16,698
Property and equipment, net                            2,839          2,520
Goodwill                                               8,683          9,156
Intangible assets, net                                 1,900          3,017
Deferred tax asset - non-current                       5,641          4,882
Deposits and other assets                                455            295
                                               -------------  -------------
      Total assets                             $      37,936  $      36,568
                                               =============  =============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                             $         952  $       1,371
  Accrued liabilities                                  4,046          3,635
  Deferred revenue                                     5,723          4,331
  Deferred tax liability - current                       203             --
                                               -------------  -------------
    Total current liabilities                         10,924          9,337
Deferred tax liability                                 1,219            825
Other liabilities non-current                          1,141          1,036
                                               -------------  -------------
      Total liabilities                               13,284         11,198
Commitments and contingencies                             --             --
Stockholders' equity:
Authorized capital stock consists of
 100,000,000 Common Stock, $0.001 par value;
 issued and outstanding 20,594,670 at December
 31, 2011 and 20,587,336 shares as of December
 31, 2010, at stated values of:                           21             21
      Additional paid-in-capital                      53,014         52,020
      Accumulated other comprehensive income             672            773
      Accumulated deficit                            (29,055)       (27,444)
                                               -------------  -------------
      Total stockholders' equity                      24,652         25,370
                                               -------------  -------------
        Total liabilities and stockholders'
         equity                                $      37,936  $      36,568
                                               =============  =============

                            SPARK NETWORKS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                           Three Months Ended           Years Ended
                              December 31,             December 31,
                           ------------------  ----------------------------
                             2011      2010      2011      2010      2009
                           --------  --------  --------  --------  --------

Revenue                    $ 12,861  $ 10,109  $ 48,493  $ 40,851  $ 45,388
Cost and expenses:
  Cost of revenue
   (exclusive of
   depreciation shown
   separately below)          8,420     4,002    28,955    13,749    15,207
  Sales and marketing         1,062       788     3,722     3,496     3,507
  Customer service              539       420     1,980     1,601     1,832
  Technical operations          281       302     1,367     1,232     1,504
  Development                   643       760     2,710     3,092     3,895
  General and
   administrative             1,071     2,141     8,068     9,782     9,932
  Depreciation                  343       263     1,320       962       873
  Amortization of
   intangible assets             89        97       370       421       663
  Impairment of intangible
   assets and other assets    1,100       187     1,145       308    11,999
                           --------  --------  --------  --------  --------
Total cost and expenses      13,548     8,960    49,637    34,643    49,412
                           --------  --------  --------  --------  --------

Operating (loss) income        (687)    1,149    (1,144)    6,208    (4,024)

Interest expense (income)
 and other, net                 144       (72)      162       (54)   (1,099)
                           --------  --------  --------  --------  --------

(Loss) income before
 income taxes                  (831)    1,221    (1,306)    6,262    (2,925)

Provision for income taxes      277       595       305     2,558     3,479
                           --------  --------  --------  --------  --------

Net (loss) income          $ (1,108) $    626  $ (1,611) $  3,704  $ (6,404)
                           ========  ========  ========  ========  ========
Net (loss) income per
 share - basic and diluted $  (0.05) $   0.03  $  (0.08) $   0.18  $  (0.31)
                           --------  --------  --------  --------  --------
Weighted average shares
 outstanding - basic         20,595    20,587    20,591    20,586    20,570
Weighted average shares
 outstanding - diluted       20,595    20,588    20,591    20,590    20,570

                                 Three Months           Twelve Months
                              Ended December 31,     Ended December 31,
                             ------------------- --------------------------
Stock-Based Compensation        2011      2010     2011     2010     2009
                             --------- --------- -------- -------- --------
    (in thousands)

Cost of revenue              $       2 $       3 $      8 $     11 $     17
Sales and marketing                 15        35       80      233      184
Customer service                     -         -        -        1      (14)
Technical operations                31        33      119      167      158
Development                         10        12       42       54       29
General and administrative         125       187      657    1,044      667

Reconciliation of Net Income to Adjusted EBITDA:
                           Three Months Ended           Years Ended
   (in thousands)            December 31,              December 31,
                         --------------------  ----------------------------
                            2011       2010      2011      2010      2009
                         ---------  ---------  --------  --------  --------

Net (loss) income        $  (1,108) $     626  $ (1,611) $  3,704  $ (6,404)
Interest                        13         51       102       207       378
Taxes                          277        595       305     2,558     3,479
Depreciation                   343        263     1,320       962       873
Amortization                    89         97       370       421       663
                         ---------  ---------  --------  --------  --------
EBITDA                        (386)     1,632       486     7,852    (1,011)
Stock-based compensation       183        270       906     1,510     1,041
Impairment of intangible
 assets and other assets     1,100        187     1,145       308    11,999
Non-cash currency
 translation adjustments       132       (133)      337      (269)      (30)
Non-repetitive property
 possession                     --         --      (247)       --    (1,507)
                         ---------  ---------  --------  --------  --------
Adjusted EBITDA          $   1,029  $   1,956  $  2,627  $  9,401  $ 10,492

                            SPARK NETWORKS, INC.
                       SEGMENT RESULTS FROM OPERATIONS
                (in thousands except subscriber information)

                          Three Months Ended            Years Ended
                             December 31,              December 31,
                         -------------------- ------------------------------
                            2011       2010      2011       2010      2009
                         ---------  --------- ---------  --------- ---------

Revenue
Jewish Networks          $   6,700  $   6,930 $  27,054  $  27,440 $  28,842
Other Affinity Networks      5,949      2,783    20,089     11,279    12,771
General Market Networks        107        236       578      1,168     2,692
Offline & Other
 Businesses                    105        160       772        964     1,083
                         ---------  --------- ---------  --------- ---------
  Total Revenue          $  12,861  $  10,109 $  48,493  $  40,851 $  45,388
                         =========  ========= =========  ========= =========

Direct Marketing
 Expenses
Jewish Networks          $     929  $     586 $   3,389  $   2,321 $   2,346
Other Affinity Networks      6,640      2,436    21,459      7,292     8,502
General Market Networks         17        175       364        582       676
Offline & Other
 Businesses                     49         62       512        535       541
                         ---------  --------- ---------  --------- ---------
  Total Direct Marketing
   Expenses              $   7,635  $   3,259 $  25,724  $  10,730 $  12,065
                         =========  ========= =========  ========= =========

Contribution
Jewish Networks          $   5,771  $   6,344 $  23,665  $  25,119 $  26,496
Other Affinity Networks       (691)       347    (1,370)     3,987     4,269
General Market Networks         90         61       214        586     2,016
Offline & Other
 Businesses                     56         98       260        429       542
                         ---------  --------- ---------  --------- ---------
  Total Contribution     $   5,226  $   6,850 $  22,769  $  30,121 $  33,323
                         =========  ========= =========  ========= =========

Average Paying
 Subscribers
Jewish Networks             87,101     89,723    89,429     90,452    86,030
Other Affinity Networks    123,139     65,172   103,768     64,851    66,078
General Market Networks      2,158      5,174     3,138      6,328    13,219
Offline & Other
 Businesses                    452        675       515        680       940
                         ---------  --------- ---------  --------- ---------
  Total Average Paying
   Subscribers             212,850    160,744   196,850    162,311   166,267
                         =========  ========= =========  ========= =========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net